LETTERHEAD OF GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN


                                                  August 7, 1996

Physician Computer Network, Inc.
1200 The American Road
Morris Plains, New Jersey 07950

          Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to Physician Computer Network, Inc., a New Jersey corporation (the "Company" or "PCN"), in connection with the merger (the "Merger") of Northwest Acquisition Corp., a Washington corporation ("Merger Sub"), which is a wholly- owned subsidiary of the Company, with and into Wismer-Martin, Inc., a Washington corporation ("Wismer-Martin"), pursuant to an Agreement and Plan of Merger, dated as of June 20, 1996, by and among the Company, Merger Sub and Wismer-Martin (the "Merger Agreement") and the Company's Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 1,450,000 shares of PCN Common Stock, par value $.01 ("the "Merger Stock"), to be issued pursuant to the Merger Agreement (such Registration Statement, including all exhibits thereto, in the form declared effective by the Securities and Exchange Commission, the "Registration Statement"). Capitalized terms not otherwise defined herein are defined as set forth in the Merger Agreement.

     In connection with this opinion, we have examined the following records, documents, instruments and certificates:

     (i) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;

     (ii) the By-Laws of the Company;

     (iii) the Merger Agreement; and

     (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied


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Physicial Computer Network, Inc.
August  7, 1996
Page 2

upon statements and representations of officers and other representations of the Company and others.

     Based upon and subject to the foregoing, and further subject to the assumptions and qualifications set forth below, it is our opinion that when (i) the Registration Statement has become effective under the Act and (ii) the Merger Stock has been issued in accordance with the terms of the Merger Agreement, as it may be amended form time to time, the Merger Stock will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction, and we express no opinion with respect to the laws of any other jurisdiction other than New York, the New Jersey Business Corporation Act and the Federal law of the United States of America.

     We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. This opinion is based and relies on the current status of the law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ GORDON ALTMAN BUTOWSKY
                                             WEITZEN SHALOV & WEIN